Exhibit 99.1

RENNOVA HEALTH, INC. ANNOUNCES STOCK EXCHANGE AGREEMENTS WITH FOXO TECHNOLOGIES, INC. FOR TWO OPERATING SUBSIDIARIES

WEST PALM BEACH, Fla. (June 17, 2024) – Rennova Health, Inc. (OTC: RNVA) is pleased to announce that it has entered into two stock exchange agreements with FOXO Technologies, Inc., an NYSE American-listed company (“FOXO”)(NYSE American: FOXO). In the first agreement, Rennova’s equity in Myrtle Recovery Centers, Inc., the Company’s behavioral health services subsidiary, was exchanged for $500,000 of common stock (which will be issued by FOXO on approval by the NYSE, of a Supplemental Listing Application (SLAP) submission as required by the NYSE) in FOXO (subject to certain adjustments). In the second agreement, equity in Rennova Community Health, Inc., predominantly consisting of the Company’s critical access hospital (d/b/a Big South Fork Medical Center), will be exchanged for $20 million of convertible preferred stock in FOXO (subject to certain adjustments).

Closing of the Myrtle transaction took place on June 14, 2024 and closing of the Rennova Community Health transaction, subject to certain closing conditions including shareholder approvals, is expected to be completed in the third quarter of 2024. In addition, FOXO secured a commitment for up to $2.5 million of financing of which $750,000 was funded at the Myrtle closing.

“We are delighted to enter into these transactions with FOXO,” said Seamus Lagan, the Chief Executive Officer of Rennova. “The two transactions have key tangible benefits to the Company. They will dramatically improve access to capital to facilitate growth and expansion of these businesses and, subject to the closing of the Rennova Community Health transaction, Rennova will be the controlling shareholder of FOXO. Furthermore, Rennova expects to be able to monetize its convertible preferred stock and common stock in FOXO over time.”

About Rennova Health, Inc.

Rennova Health, Inc. (the “Company”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen. In addition, the Company has a strategic investment in InnovaQor, Inc. (OTC: INQR).

For more information, please visit www.rennovahealth.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of obtaining approval of the stockholders of Rennova Health, Inc. of the proposed transaction (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy or information statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND/OR FILED WITH THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN SUCH DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders will be able to obtain free copies of all such documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Rennova Health, Inc. and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rennova’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its filings with the SEC, including its prospectus dated May 12, 2023. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy or information statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com